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                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                               THREE MONTHS ENDED                        SIX MONTHS ENDED
                                                    JUNE 30                                  JUNE 30
                                       -----------------------------------    ---------------------------------------
                                            2006                2005                 2006                 2005
                                       ---------------      --------------    -------------------    ----------------
Basic:
   Average number of shares
      outstanding                          14,979,396          14,728,235             14,892,523          14,726,036
                                       ===============      ==============    ===================    ================

      Net Income                           $5,426,984          $9,198,876            $16,983,144         $19,545,350
                                       ===============      ==============    ===================    ================

      Per share amount                          $ .36               $ .63                 $ 1.14              $ 1.33
                                       ===============      ==============    ===================    ================


Diluted:
   Average number of shares
      outstanding                          14,979,396          14,728,235             14,892,523          14,726,036
   Dilutive stock options--based
on
      treasury stock method using
      average market price                     43,131             102,683                 61,262             109,506
                                       ---------------      --------------    -------------------    ----------------

      Totals                               15,022,527          14,830,918             14,953,785          14,835,542
                                       ===============      ==============    ===================    ================

      Net Income                           $5,426,984          $9,198,876            $16,983,144         $19,545,350
                                       ===============      ==============    ===================    ================

      Per share amount                          $ .36               $ .62                 $ 1.14              $ 1.32
                                       ===============      ==============    ===================    ================


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